EX-99.4

Termination Agreement

This termination agreement is agreed by the following three parties and signed on November 19, 2010:

a)	China Youth Interactive Media (Beijing) Co., Ltd. (hereinafter referred to as "CY Interactive ")

b)	Youth Media Technology (Beijing) Limited (hereinafter referred to as "Youth Media Beijing ")

c)	Beijing Xintai Wa Advertising Ltd (hereinafter referred to as "Xintai")

Whereas:

a)
CY Interactive, Youth Media Beijing and Xintai have (i) signed an Advertising Agreement on July 3, 2009, and (ii) based on the execution or implementation of the above agreement and from time to time all oral or written  supplementary agreements and updates (if any) (the foregoing (i) and (ii) collectively, the "Series Agreement ");

b)	CY Interactive, Youth Media Beijing and Xintai intend to terminate the Series Agreement.

Therefore, all of the parties have reached the following consensus:

1.	The Series Agreement will be terminated on the signing date of this Agreement.

2.	As to the Series Agreement, any party to this Termination Agreement is not responsible for any obligations, debt or liabilities to any other parties and is not liable or entitled to any claim.

China Youth Interactive Media (Beijing) Co., Ltd.

Youth Media Technology (Beijing) Limited

Beijing Xintai Wa Advertising Ltd